September 1, 2005

AGENCY AGREEMENT

Searchlight Minerals Corp.
2215 Lucerne Circle
Henderson, NV
89015 USA

Attention:        Mr. Ian Matheson

Dear Sirs:

          We understand that Searchlight Minerals Corp. (the “Corporation”) proposes to issue up to 4,000,000 Units of the Corporation at a subscription price of $0.50 per unit (“Unit”), each Unit consisting of (i) one common share in the capital of the Corporation (“Common Share”), (ii) one half of one common share purchase warrant (“Warrant”), each whole Warrant exercisable into one additional common share of the Corporation (“Warrant Share”) for a period of nine months from the Closing Date (defined below) at a price of $1.25 per share, and (iii) one non-transferable penalty warrant (“Penalty Warrant”) exercisable into one-tenth of one additional Unit (one whole unit, a “Penalty Unit”) for no additional consideration, which will be deemed to be exercised on the business day following the Filing Deadline (defined below) if and only if a registration statement, to be filed with the U.S. Securities and Exchange Commission pursuant to this Agency Agreement for the purpose of registering the resale of the Common Shares, the Warrant Shares, the common shares issuable on exercise of the Broker’s Warrants (defined below) (“BW Shares”), as well as the common shares, warrants, and common shares underlying such warrants, all issuable on exercise of the Penalty Warrants (the “Penalty Shares”, “Underlying Penalty Warrants” and “Underlying Penalty Warrant Shares” respectively), does not become effective on or before the date which is four months and one day (the “Filing Deadline”) after Closing (defined below). The Units will separate at the closing time on the Closing Date. The Common Shares, Warrants and Penalty Warrants are referred to hereinafter as the “Offered Securities”.

          As used herein, the term “Subject Securities” includes the Offered Securities, the Warrant Shares, the Broker’s Warrants, the BW Shares, the Penalty Warrants, the Penalty Units, the Penalty Shares, the Underlying Penalty Warrants and the Underlying Penalty Warrant Shares.

          Subject to the terms and conditions set forth below, the Corporation hereby appoints Dominick & Dominick Securities Inc. (“Dominick”) as the Agent (the “Agent”) of the Corporation in the Selling Jurisdictions (defined below) to solicit, on a reasonable best efforts basis, offers to purchase the Offered Securities, and the Agent hereby agrees to act in such capacity. It is understood and agreed that the Agent is under no obligation to purchase any Offered Securities, although it may subscribe for and purchase Offered Securities if it so desires.

          Capitalized terms in this agreement have the meaning set out in the common share subscription agreement-- Non-US Residents Only (the “Subscription Agreement”), a copy of which has been provided to the Agent.

          The terms and conditions relating to the purchase and sale of the Offered Securities are as follows:

1.           Units –

The material attributes and characteristics of the Units shall be substantially as described in the Subscription Agreement.

2.           The Offering

(a)

Sale on Exempt Basis. The Agent will use its reasonable best efforts to arrange for purchasers (the “Purchasers”) for the Offered Securities in Ontario, Alberta, and British Columbia (the “Selling Jurisdictions”) in connection with the Offering. The sale of the Offered Securities to Purchasers in the Selling Jurisdictions is to be effected in a manner in each of the Selling Jurisdictions that is in compliance with all applicable securities laws and is exempt from the prospectus requirements of the securities acts, regulations, rules and policies promulgated thereunder. Each Purchaser of the Offered Securities, beneficial Purchaser or person or individual forming part of a group acting as a Purchaser shall purchase on the basis of one of the exemption representations appearing in the Subscription Agreement, and no such trade will be made in any manner which requires the Corporation to deliver to the Purchaser any document which constitutes an “offering memorandum” under any applicable securities laws, other than the Regulation S Offering (Non-US Persons) Disclosure Statement dated August 15, 2005 (the “Disclosure Statement”).

(b)

Compensation. Subject to regulatory approval, the Corporation agrees to pay to the Agent at the Closing Time (as defined herein), a corporate finance fee in the amount of US $45,500, an aggregate fee (the “Fee”) in cash, equal to 10% of the gross proceeds from the sale of the Offered Securities, in consideration of the services to be rendered by the Agent in connection with the Offering which services shall include:

	(i)	acting as Agent of the Corporation to solicit, on a reasonable best efforts basis, offers to purchase the Offered Securities;

	(ii)	assisting in the preparation of the form of Subscription Agreements to be entered into by the Corporation and each of the Purchasers; and

	(iii)	advising the Corporation with respect to the private placement of the Offered Securities.

In addition, the Corporation agrees to issue at Closing, a Broker’s Warrant (the “Broker’s Warrant”), which will be evidenced by a certificate issued to the Agent (a “Broker’s Warrant Certificate”) equal to 10% of the aggregate number of Units sold by the Agent, exercisable into Units of the Corporation at an exercise price of $0.50 per unit (subject to regulatory approval) for a period ending on the date which is 9 months following the issue and sale of the Offered Securities.

In connection with the acquisition of the Broker’s Warrant, the Agent represents and warrants to the Corporation as follows: (i) that the Agent (A) was not offered the Broker’s Warrant in the United States (B) did not execute or deliver this Agreement and will not exercise the Broker’s Warrant in the United States; (ii) that the Broker’s Warrant has not been, and will not be, registered under the U.S. Securities Act or applicable state securities laws and that the Broker’s Warrant may not be exercised in the United States, or for the account or benefit of a “U.S. person” (as that term is used in Regulation S under the U.S. Securities Act) in the United States, nor may the Broker’s Warrant or Broker Warrant Shares issuable upon the exercise of Broker’s Warrant be offered or sold in the United States, unless the Broker’s Warrant and the Broker Warrant Shares have been registered under the U.S. Securities Act and the applicable securities legislation of any such state or an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available; (iii) that the Agent is not a “U.S. person” (as that term is used in Regulation S under the U.S. Securities Act) and (iv) that, until such time as it is no longer required by U.S. Securities Act, the certificates representing the Broker’s Warrant shall bear a legend in substantially the following form:

“THIS WARRANT AND THE SHARES OF COMMON STOCK ACQUIRABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE WARRANT AND THE UNDERLYING SHARES AND WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF: (I) SEPTEMBER 1, 2005 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY”

For greater certainty, the services provided by the Agent in connection herewith shall not be subject to Goods and Services Tax provided for in the Excise Tax Act (Canada) and taxable supplies will be incidental to the exempt financial services provided.

3.           Representations, Warranties and Covenants of the Agent - The Agent covenants, represents and warrants to the Corporation that: (i) it will comply with all applicable securities legislation of the Selling Jurisdictions in connection with the Offering; (ii) subject to the right of the Agent to solicit or procure subscriptions for the Offered Securities through a qualified registrant so as not to require registration thereof or filing of a prospectus with respect thereto in a jurisdiction other than the Selling Jurisdictions, it will not solicit or procure subscriptions for the Offered Securities so as to require registration thereof or filing of a prospectus with respect thereto under the laws of any jurisdiction other than that of the Selling Jurisdictions; (iii) it will obtain from each Purchaser an executed Subscription Agreement, as applicable, and all applicable undertakings and forms required by securities legislation in the Selling Jurisdictions in a form reasonably acceptable to the Corporation and to the Agent relating to the transactions herein contemplated; (iv) it will not advertise the proposed sale of the Offered Securities in printed public media, radio, television or telecommunications, including electronic display; (v) it will not provide or make available to prospective Purchasers any document or material which would constitute an Offering Memorandum as defined in applicable securities legislation other than the Disclosure Statement; and (vi) it is registered under the securities legislation of a jurisdiction of Canada as a "dealer", other than a limited market dealer registered under the Securities Act (Ontario).

4.           Representations and Warranties of the Corporation - The Corporation represents and warrants to the Agent and acknowledges that the Agent is relying upon such representations and warranties, as follows:

(a)	the Corporation has been duly incorporated, amalgamated or continued and is validly subsisting under the laws of Nevada;

(b)	the Corporation has no active or material Subsidiary, as such term is defined in the

Securities Act (Ontario);

(c)

with respect to the Corporation, except to the extent that any violation or other matter referred to in this subparagraph does not have a material adverse effect on the business, financial condition, assets, properties, liabilities or operations of the Corporation (the “Property”)

(A)

the Corporation is not in violation of any applicable federal, state or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, “Environmental Laws”);

	(B)	the Corporation has operated its business at all times and have received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(C)

the Corporation has had no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems that have not been remedied;

	(D)	no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Corporation;

(E)

the Corporation has not failed to report to the proper federal, state, local or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign the occurrence of any event which is required to be so reported under Environmental Laws;

(F)

the Corporation holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, all such licenses, permits and approvals are in full force and effect, and except for (A) notifications and conditions of general application to assets of the type owned by the Corporation, and (B) notifications relating to reclamation, remediation or similar obligations under Environmental Laws, the Corporation has not received any notification pursuant to any Environmental Laws that any work, repairs, construction or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated; and

(G)

Except as allowed by law, the Property has not, does not, and will not contain any chemical or other substance that is prohibited, limited or regulated by law, or that might pose a hazard to health or safety (including, but not limited to, asbestos, asbestos-containing materials, radon gas, urea formaldehyde foam insulation and polychlorinated biphenyls ; or any other substance deemed to be a “hazardous material,” “toxic substance,” “hazardous substance,” “hazardous waste” or “solid waste (collectively “Hazardous Substances”), by, without limiting the generality of the foregoing, the United States Environmental Protection Agency or in the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the National Environmental Policy Act of 1969, the Superfund Amendment and Reauthorization Act of 1986 AND Title III of the Superfund Amendment and Rehabilitation Act, Nevada Revised Statutes Chapter 40 and Chapter 459, or any and all regulations promulgated under any such law; or any and all similar or successor laws.

(d)

the Corporation has all requisite corporate capacity, power and authority to carry on its business as now conducted and as presently proposed to be conducted by it and to own, lease and operate its assets and the Corporation has all requisite corporate power and authority to carry out the provisions of this Agreement, the Subscription Agreements and to undertake the Offering and all other transactions contemplated herein;

(e)

the authorized capital of the Corporation consists of 200,000,000 common shares, of which 19,950,000 common shares and no preferred shares are issued and outstanding as at the date hereof, all of which shares are fully paid and non-assessable;

(f)

the minutes of the Directors’ and Shareholders’ meetings of the Corporation as provided to Agent’s counsel are true and correct and contain all the resolutions of the directors and shareholders as of the date hereof;

(g)

other than pursuant to the provisions of this Agreement, as of the date of this Agreement, no person, firm, corporation or other entity holds any securities convertible or exchangeable into securities of the Corporation or now has any agreement, warrant, option, right or privilege (whether preemptive or contractual) being or capable of becoming an agreement, option or right for the purchase, subscription or issuance of any unissued shares, securities (including convertible securities) or warrants of the Corporation other than 750,000 outstanding stock options issued to directors, officers, employees and key consultants of the Corporation under the Corporation’s stock option plan;

(h)

each of this Agreement, the Subscription Agreements, Broker’s Warrants, Warrants and Penalty Warrants (collectively, the “Transaction Documents”) have been, or will be, upon execution thereof, duly authorized, executed and delivered by the Corporation and constitute, or will constitute when executed, a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law; and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(i)

the Corporation is not in default or breach of, and the execution and delivery of, and the compliance with the terms of, the Transaction Documents will not result in a material breach of, and does not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and does not and will not conflict with: (i) any material statute, rule or regulation applicable to the Corporation; (ii) any of the terms, conditions or provisions of the constating documents or by-laws or resolutions of the Corporation; (iii) any material trust indenture, agreement, instrument, lease or other document (“Material Contract”) to which the Corporation is a party or by which the Corporation is a party or will be contractually bound as of the Closing Time; or (iv) any material judgment, decree or order binding on the Corporation, or any of its assets;

(j)

all Material Contracts to which the Corporation is a party are in good standing and in full force and effect unamended and no material default or breach exists in respect of any of them on the part of any of the parties to them and no event has occurred which, after the giving of notice or the lapse of time or both would constitute such a default or breach and which would have a material adverse effect on the Corporation; the foregoing includes all the presently outstanding Material Contracts entered into by the Corporation in the course of carrying out its operations and all operations related thereto;

(k)

the audited annual financial statements of the Corporation as at and for the year ended December 31, 2004 and the unaudited financial statements of the Corporation for the period ending March 31, 2005 (collectively, the “Financial Statements”), delivered to the Agent (i) are, in all material respects, consistent with the books and records of the Corporation on a consolidated basis; (ii) contain and reflect all material adjustments for the fair presentation of the consolidated results of operations and the financial condition of the business of the Corporation for the periods covered thereby in accordance with generally accepted accounting principles in the United States, consistently applied; and (iii) present fully, fairly and correctly, the consolidated material assets and financial condition of the Corporation as at the date thereof and the results of operations and the changes in financial position for the period then ended;

(l)

there has not been any material change in the consolidated assets, liabilities or obligations (absolute, contingent or otherwise) of the Corporation from the position set forth in the Financial Statements and there has not been any adverse material change in the business, operations, capital or condition (financial or otherwise) or results of the operations of the Corporation since June 30, 2005; and since that date and except as publicly disclosed, there have been no material facts, transactions, events or occurrences which could reasonably be expected to materially adversely affect the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of the operations of the Corporation;

(m)

there are no actions, suits, proceedings or inquiries, including, to the best of the Corporation’s knowledge, pending or threatened against or affecting the Corporation claiming an amount in excess of $50,000 in the aggregate, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way could reasonably be expected to materially adversely affect the capital assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise) or results of the operations of the Corporation (on a consolidated basis) or any of the material properties or assets of the Corporation and the Corporation has no knowledge of any existing ground on which any such suit, proceeding or inquiry might be commenced with any reasonable likelihood of success;

(n)

the Corporation and any predecessor corporation have filed all necessary tax returns and notices required to be filed by them and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to itself where, in any of the above cases, it could reasonably be expected to result in any material adverse change in the capital, assets, liabilities (absolute, accrued, contingent or otherwise), business, operations or condition (financial or otherwise), prospects or results of operations of the Corporation (on a consolidated basis);

(o)

no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of securities by the Corporation has been issued that remains outstanding and, to its knowledge, no proceedings for this purpose have been instituted, are pending, contemplated or threatened by any securities commission or self-regulatory organization, the Corporation is not in default of any material requirement of any applicable securities legislation and, the Corporation is entitled to avail itself of the applicable prospectus exemptions available under such securities legislation in respect of the trades in its securities to Subscribers as contemplated in this Agreement;

(p)

the Corporation has no reason to believe that the Engineering Report by Arrakis, Inc. and Richard T. Hewlett dated May 24, 2005, have been prepared other than in accordance with industry standards required by state and federal law;

(q)

the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its securities or agreed to do any of the foregoing;

(r)	the representations, warranties and covenants made by the Corporation in the Subscription Agreements are, or will be, true and correct as of the date at which it are made and on the Closing Date;

(s)

the Corporation has full corporate power and authority to issue the Subject Securities on the applicable Closing Date, the Offered Securities will be duly and validly authorized, allotted and issued as fully paid and non-assessable, and the Penalty Warrants and Broker’s Warrant will be validly authorized and issued;

(t)	the Corporation has sufficiently provided for an adequate reserve related to present or future abandonment and related costs;

(u)

the information and statements filed with the applicable securities regulators as at the date hereof, relating to the Corporation are true, correct, and complete and do not contain any misrepresentation, as of the respective dates of such information or statements, and no material change has occurred in relation to the Corporation which is not disclosed in the documents filed with the applicable securities regulators, and the Corporation has not filed any confidential material change reports which continue to be confidential;

(v)

the Corporation is a “reporting company”, being an issuer that has a class of securities registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934 or is required to file reports under Section 13(a) or 15(d) of the Securities Exchange Act of 1934

not in default of applicable securities legislation, and is not, to the best of its knowledge, in material default of securities legislation or subject to any cease trade order or other restriction on the transfer of its securities;

(w)

Pacific Stock Transfer Company at its principal office in 500 E. Warm Springs, Suite 240, Las Vegas, Nevada 89119, is the duly appointed registrar and transfer agent of the Corporation with respect to the common shares;

(x)	to the knowledge of the Corporation, no insider of the Corporation has a present intention to sell any securities of the Corporation held by it;

(y)

any and all operations of the Corporation have been conducted in accordance with good industry practices and in material compliance with applicable laws, rules, regulations, orders and directions of government and other competent authorities;

(z)

subject to the rights granted to it under the various option agreements referred to in the Corporation’s public filings and the Disclosure Statement, the Corporation has all right, title and interest to all of its properties, all of the resources on its properties including the irrevocable right to produce and sell all material resources extracted from its properties (for the purpose of this clause, the foregoing is referred to as the “Interest”), subject always to applicable laws and regulation, and does represent and warrant that, other than liens arising in the ordinary course of business, (i) the Corporation has not alienated or encumbered the Interest or any part or portion thereof; (ii) the Corporation has not committed and is not aware of there have been committed any act or omission whereby the Interest or any part or portion thereof may be cancelled, terminated or otherwise impacted; and (iii) the Interest is now free and clear of all liens, conversion rights, encumbrances and other claims of third parties whatsoever;

(aa)

the Corporation has caused its employees and consultants, on an ongoing basis, in connection with the day-to-day operation of its business, to review all documents, correspondence and other material relating to its properties;

(bb)

other than the Agent, there is no person, firm or company acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or finder’s fee in connection with the transactions contemplated herein and in the event that any person, firm or company acting or purporting to act for the Corporation at the request of the Corporation establishes a claim for any fee from the Agent, the Corporation covenants to indemnify and hold harmless the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(cc)

there is not, in the bylaws or articles of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its common shares;

(dd)

the Corporation has not withheld, and will not withhold from the Agent, any facts relating to the Corporation or to the offering of the Offered Securities that would reasonably be considered material to a prospective purchaser of the Offered Securities;

(ee)	the Disclosure Statement, delivered to the Agent, together with the documents incorporated therein by reference, constitutes full, true and plain disclosure of all material facts related to the Company’s business, business prospects and risk factors, and does not contain any misrepresentation; and

(ff)

the Due Diligence Session Responses provided at the Pre-Closing Due Diligence Session were true and correct in all material respects as at the time such responses were given and will remain so as at the Closing Time. “Due Diligence Session Responses” means the responses of the Company at the Pre-Closing Due Diligence Session excluding the portion of such responses which are forward-looking or relate to projections or forecasts. “Pre- Closing Due Diligence Session” means the oral due diligence sessions held prior to closing of the Offering, for which the Agent and Agent’s counsel distributed a list of written questions to be answered at such due diligence session (which list may be augmented by additional questions posed at a due diligence session) by the Company’s senior management, auditors, independent engineers and other experts as requested by the Agent.

5.           Covenants of the Corporation - The Corporation further agrees to do as follows:

(a)	the covenants made by the Corporation in the Subscription Agreements will be complied with fully;

(b)

permit the Agent and its counsel to participate fully in the preparation of the Transaction Documents and allow the Agent and its counsel to conduct all due diligence which the Agent may reasonably require;

(c)

forthwith after the Closing (as hereinafter defined), file such documents as may be required under the applicable securities laws of the Selling Jurisdictions relating to the private placement of the Units which, without limiting the generality of the foregoing, shall include a Form 45-501F1 in Ontario and Form 45-103F4 in Alberta and British Columbia;

(d)	complete the distribution of the Offered Securities in compliance with the requirements of applicable securities legislation in the Selling Jurisdictions;

(e)

to use its best efforts to maintain its status as a reporting company not in default of applicable securities laws, in all jurisdictions where it is presently a reporting company, and as a corporation in good standing under applicable corporate laws, until December 31, 2006 provided that the foregoing shall not restrict the ability of the Corporation to complete a merger, sale, acquisition or other similar transaction, one of the results of which is that the Corporation ceases to be a reporting issuer in any or all of such jurisdictions;

(f)

to use its best efforts to file with the US Securities and Exchange Commission a registration statement on Form SB-2 registering for resale at the option of the subscribers of the Units, the common stock underlying the Units (the “Registration Statement”) and have the registration statement declared effective within 120 days of the Closing of the Offering;

(g)

Prior to commencing any operations, Searchlight Minerals Corp. will obtain all necessary permits and post all reclamation and surety bonds required by the Federal Surface Management Regulations promulgated by the Department of the Interior, and the reclamation and permitting regulations promulgated by the Nevada Division of Environmental Protection, Bureau of Mining Regulation and Regulation, Nevada Administrative Code, or any and all similar or successor regulations.

6.           Conditions of Closing - The purchase and sale of the Offered Securities shall be subject to the following conditions, which conditions may be waived in writing in whole or in part by the party entitled to the benefit thereto:

(a)

the Corporation and the Agent having complied fully with all applicable securities laws, regulations, rules and policies promulgated thereunder required to be complied with prior to the Closing Time in connection with the Offering;

(b)

the Agent, having received an opinion of counsel to the Corporation in a form satisfactory to the Agent, acting reasonably, with respect to such matters as the Agent may reasonably request relating to the Offering of the Offered Securities and the Subject Securities including, without limitation, that:

(i)

the Corporation has been duly incorporated, amalgamated or continued and are validly subsisting and have all requisite corporate power and authority to carry on its business as now conducted by it and to own its properties and assets and the Corporation is registered (where such registration is required) to carry on its business under the laws of each jurisdiction in which it carries on its business, as now conducted by it, and to own its properties and assets;

(ii)

the Corporation has full corporate power and authority to enter into the Transaction Documents and to perform its obligations set out herein and therein, and the Transaction Documents have been duly authorized, executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with its respective terms, subject to the qualification that such validity, binding effect and enforceability may be limited by:

		a.	applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors’ rights generally;

		b.	equitable remedies, including, the remedies of specific performance and injunctive relief, being available only in the discretion of the applicable courts;

		c.	the statutory and inherent powers of a court to grant relief from forfeiture, to stay execution of proceedings before it and to stay execution on judgments;

		d.	the applicable laws regarding limitations of actions;

e.

enforceability of provisions which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such document, as would be determined only in the discretion of the courts;

		f.	enforceability of the provisions exculpating a party from liability or duty otherwise owed by it may be limited under applicable law; and

		g.	that rights to indemnify, contribution and waiver under this Agreement may be limited or unavailable under applicable law.

(iii)

the execution and delivery of the Transaction Documents and the fulfillment of the terms thereof by the Corporation, and the performance of and compliance with the terms of the Transaction Documents by the Corporation do not and will not result in a breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of or constitute a default under, any applicable laws which are material to the Corporation, or any term or provision of the articles, by-laws or any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it are bound on the Closing Date, of which such counsel is aware, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation, of which such counsel is aware, which default or breach might reasonably be expected to materially adversely affect the capital, assets, liabilities (absolute, contingent or otherwise), business, operation or condition (financial or otherwise) prospects or results of the operation of the Corporation (on a consolidated basis);

(iv)	the certificates representing the Offered Securities have been approved and adopted by the directors of the Corporation and comply with all legal requirements relating thereto;

(v)

the issuance and distribution of the Offered Securities by the Corporation to the purchasers and Broker’s Warrant to the Agent is exempt from the prospectus and registration requirements of the Selling Jurisdictions and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), or proceedings to be taken or approvals, permits, consents or authorizations to be obtained in any of the Selling Jurisdictions to permit such issuance and distribution of the Offered Securities, other than first trade and re-sale restrictions;

(vi)

the authorized and issued capital of the Corporation, and, in addition to the foregoing, a favourable opinion of counsel to the Corporation in a form satisfactory to the Agent, acting reasonably, regarding:

a.

compliance with all applicable securities legislation including, without limitation, the receipt of all necessary regulatory approvals (including, without limitation, the conditional approval of regulatory authorities) relating to the distribution of the Subject Securities;

b.	the first trade in the Subject Securities and the nature and duration of re- sale restrictions applicable thereto;

c.	the common shares being listed and posted for trading; and

d.	as to all other legal matters relating to the creation, issuance, sale and delivery of the Subject Securities as Agent’s counsel may reasonably request.

(vii)	the Corporation’s Interest has been created under agreements that are legally binding and enforceable in accordance with their terms.

          It is understood that the respective counsel may rely on the opinions of local counsel acceptable to them as to matters governed by the laws of the Selling Jurisdictions and on certificates of officers of the Corporation. It is further understood that Agent’s counsel may rely on the opinion of the Corporation's counsel as to matters which specifically relate to the Corporation and the issuance of the Offered Securities;

(c)

the Agent having received a certificate of the Corporation dated the Closing Date, addressed to the Agent and signed on the Corporation’s behalf by its President, Chief Executive Officer or Chief Financial Officer certifying that:

(i)

the Corporation has complied with and satisfied all terms and conditions of this Agreement and the Subscription Agreements on its part to be complied with or satisfied at or prior to the Closing Time, and where applicable, other than those which have been waived by the Agent;

	(ii)	the representations and warranties of the Corporation set forth in this Agreement and, where applicable, the Subscription Agreements are true and correct at the Closing Time, as if made at such time;

	(iii)	no event of a nature referred to in subparagraphs 12(b), (c), (e), (f) or (g) has occurred or to the knowledge of such officer is pending, contemplated or threatened;

(iv)

the Corporation has made and/or obtained, on or prior to the Closing Time, all necessary filings, approvals, consents and acceptances of applicable regulatory authorities and under any applicable agreement or document to which the Corporation is a party or by which it is bound in respect of the execution and delivery of this agreement and the Subscription Agreements, the offering and sale of the Offered Securities, the issuance of the Broker’s Warrant and the consummation of the other transactions contemplated hereby, and

	(v)	such other matters as may be reasonably requested by the Agent or Agent’s Counsel;

(d)

evidence satisfactory to the Agent that the Corporation has obtained all necessary regulatory approvals for the issuance of the Subject Securities, subject only to the filing of any documents and payment of any fees which may be required;

(e)

definitive certificates representing the Subject Securities registered in such name or names as the Agent shall notify the Corporation in writing of not less than 48 hours prior to the Closing Time (or such shorter time as the Corporation may agree to) and provided such certificates registered in such names may, subject to receipt by the Corporation of a satisfactory indemnity, be delivered in advance of the Closing Date to the Agent or such other parties in such locations as the Agent may direct and the Agent and the Corporation may agree upon;

(f)	payment of the Agent’s compensation provided for in section 2(b);

(g)	the Corporation having received duly completed and executed Subscription Agreements including any applicable Exhibits;

(h)	the Corporation having received the aggregate subscription price in respect of the Offered Securities so subscribed for; and

(i)

the Corporation having filed a Schedule 14-F, confirming the appointment of the directors of the Corporation, which shall include at least two independent directors, one of whom shall be financially literate.

7.           Closing -The purchase and sale of the Offered Securities (the “Closing”) shall be completed in one or more closings at the offices of Stikeman, Graham, Keeley & Spiegel LLP in Toronto, Ontario, the first of which shall be at 10:00 a.m. (Toronto time) (the “Closing Time”) on September 1, 2005 and/or such later dates as the Corporation and the Agent may agree, but in any event not later than September 15, 2005, and each of such dates, shall be referred to as a “Closing Date”.

          At the Closing Time, the Corporation shall deliver to the Agent on behalf of the Purchasers certificates representing the Offered Securities duly registered as the Agent may direct against delivery to the Corporation by the Agent of duly executed Subscription Agreements, related undertakings and declarations required by applicable regulatory authorities and payment of the purchase price with respect to the proceeds of the Offering. At Closing, the Corporation will deliver a cheque or cheques to the Agent in payment of Agent’s commissions and the legal fees and expenses of Agent’s counsel. For greater certainty, the payment of the Fee, legal fees and expenses payable hereunder will be paid out of general working capital.

8.           Expenses - Whether or not Closing occurs, the Corporation shall pay all reasonable costs, fees and expenses of or incidental to the performance of the obligations under this Agreement including, without limitation: (i) the cost related to issuing the Subject Securities in the Selling Jurisdictions; (ii) the cost of registration, countersignature and delivery of the Subject Securities; (iii) the reasonable fees and expenses of the Corporation' s auditors, independent engineers and counsel; (iv) the reasonable legal fees of Ontario counsel employed by the Agent (exclusive of GST and reasonable disbursements); and (v) the reasonable costs and expenses of the Agent. Such amounts payable to the Agent shall be paid by the Corporation at the Closing Time to the Agent in respect of reasonable expenses and fees incurred to such date and in respect of expenses and fees incurred after the Closing Time, or within three business days of the Agent providing notice of its right to terminate this agreement pursuant to Section 11 hereof.

9.      Material Changes - If after the date hereof until the Closing Date:

(a)	there occurs any material change or material changes (actual, proposed or prospective) in respect of the Corporation;

(b)	there occurs any change in any material fact in respect of the Corporation;

that would require the issuance of a material change report and/or news release pursuant to the securities laws of the Selling Jurisdictions,

the Corporation shall:

(i)	promptly notify the Agent, in writing, providing full particulars of any such change;

(ii)	file or cause to be filed with reasonable promptness, and in any event within any statutory limitation period therefor, any document required to be filed with any regulatory body having jurisdiction and comply with all requirements of any applicable securities legislation of such jurisdiction, to qualify the distribution of the Subject Securities.

          The Corporation shall in good faith discuss with the Agent any change in circumstances (actual, proposed or prospective) in respect of which there is reasonable doubt whether written notice should be given to the Agent pursuant to this section and shall consult the Agent with respect to the form and content of any document required to be filed pursuant to this paragraph.

          In this Agreement, the terms “material change”, “material fact”, “misrepresentation” and “distribution” include the respective meanings ascribed thereto in the Securities Act (Ontario).

10.           Indemnities - The Corporation hereby covenants and agrees to protect, indemnify and hold harmless the Agent and/or any of its respective affiliates and each of the directors, officers, employees, partners, counsel and agents of the Agent (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agent and/or Personnel, to which the Agent and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Corporation by the Agent and the Personnel hereunder or otherwise in connection with the matters referred to in this Agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)	the Agent and/or the Personnel have been grossly negligent or dishonest or have committed any fraudulent act in the course of such performance;

(ii)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, resulted from the gross negligence, dishonesty or fraud referred to in (i); or

(iii)	in the event that the Agent breaches any material provision of this Agreement or material applicable law.

          The Corporation agrees that in case any legal proceeding shall be brought against the Corporation and/or the Agent by any governmental commission of regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, and/or should the Corporation and/or the Agent and/or any Personnel of the Agent be investigated or required to testify in connection therewith or required to respond to procedures designed to discover information regarding or in connection with, or by reason of the performance of professional services rendered to the Corporation by the Agent, the Agent shall have the right to employ its own counsel in connection therewith, and other than the occurrence of any of the events itemized in (i), (ii) and (iii) above, the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Agent for time spent by the Personnel in connection therewith) and out of pocket expenses incurred by the Personnel in connection therewith shall be paid by the Corporation as it occur.

          Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of the Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly upon any matter in respect of which indemnification may be sought from the Corporation, the Agent will notify the Corporation in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Corporation, will keep the Corporation advised of the progress thereof and will discuss with the Corporation all significant actions proposed. No admission of liability and no settlement of any proceeding or claim shall be made without the consent of the Corporation and the Agent, such consent not to be unreasonably withheld.

          The indemnity and contribution obligations of the Corporation shall be in addition to any liability which the Corporation may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Corporation, the Agent and any of the Personnel of the Agent. The foregoing provisions shall survive the completion of professional services rendered under this Agreement.

11.           Contribution - If for any reason (other than the occurrence of any of the events itemized in Section 9(i), (ii) and (iii) above), the foregoing indemnification is unavailable to the Agent and/or any of the Personnel or insufficient to hold any or all of them harmless, then the Corporation shall contribute to the amount paid or payable by the Agent and/or any of the Personnel as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Corporation on the one hand and the Agent on the other hand but also the relative fault of the Corporation and the Agent and/or any of the Personnel as well as any relevant equitable considerations provided that the Corporation shall in any event contribute to the amount paid or payable by the Agent and/or any of the Personnel as a result of such expense, loss, claim, damage or liability and any excess of such amount over the amount of the fees received by the Agent hereunder pursuant to this Agreement. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this Agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section except and only to the extent that the failure to notify such party materially prejudices its ability to defend against such claim. The right to contribution provided in this section shall be in addition to and not in derogation of any other right to contribution which the Agent and/or any of the Personnel or the Corporation may have by statute or otherwise by law.

12.           Termination Rights - In addition to any other remedies which may be available to the Agent, the Agent shall be entitled to terminate and cancel, without any liability on its part, all of its obligations under this Agreement and the obligations of any person whom the Agent has solicited to purchase the Offered Securities, who has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to the Closing Time if:

(a)	the Agent is not satisfied in its sole discretion, acting reasonably, with the results of all or any portion of its due diligence review and investigations of the Corporation;

(b)

there is in the sole opinion of the Agent, acting reasonably, a material change or change in material fact or new material fact or an undisclosed material fact or material change which might be expected to have a material adverse effect on the business, affairs, profitability or prospects of the Corporation on a consolidated basis or on the market price or value of the Offered Securities;

(c)

there should develop, occur or come into effect any occurrence of national or international consequence, or any action, law or regulation, inquiry, or other occurrence of any nature whatsoever which, in the sole opinion of the Agent acting reasonably, seriously affects, or may seriously affect, the financial markets or the business of the Corporation, or the market price or value of the Offered Securities or other securities of the Corporation;

(d)	the state of the financial markets is such that in the sole opinion of the Agent, acting reasonably, it would be unprofitable to offer or continue to offer the Offered Securities for sale;

(e)

there is an inquiry, action, suit, proceeding or investigation (whether formal or informal instituted or announced or threatened) in relation to the Corporation, or any one of the Corporation's directors, officers or principal shareholders which in the opinion of the Agent, acting reasonably, operates to prevent the distribution of the Subject Securities;

(f)	any order to cease trading in the securities of the Corporation is made, threatened or announced by a competent securities regulatory authority; or

(g)

the Corporation is in breach of a material term, condition, or covenant of this Agreement, the Subscription Agreements or any material representation or warranty given by the Corporation in this Agreement is or becomes false.

          If the Agent terminates this Agreement pursuant to this section there shall be no further liability on the part of the Agent or of the Corporation to the Agent except in respect of any liability which may have arisen or may thereafter arise under sections 9, 10 or 12 hereof.

          The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

13.           Breach of Agreement - All terms and conditions of this Agreement to be performed or satisfied by the Corporation shall be constituted as conditions and any breach of, or failure by the Corporation to comply with, any term or condition of this Agreement shall entitle the Agent, acting reasonably, on behalf of the Purchasers of the Offered Securities, to terminate its respective obligations to purchase the Offered Securities by notice to that effect given to the Corporation prior to the Closing Time. In the event of any such termination, there shall be no further liability on the part of the Corporation or the Agent except in respect of any liability which may have arisen or may thereafter arise under sections 9, 10 or 12 hereof. The Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agent in order to be binding upon it.

14.           Right of First Refusal – If the Offering is completed, the Corporation shall grant a right of first refusal (the “Right of First Refusal”) to the Agent to act as underwriter or agent in respect of any subsequent public offering or private placement of equity in Canada (or, with respect to an offering in the United States, provided at the time Dominick is registered under the laws of the United States as a broker-dealer) by the Corporation, or any of its subsidiaries or affiliates for a period of eighteen (18) months from Closing (the “Right of First Refusal Term”), subject to the Agent and the Corporation, acting reasonably, agreeing on the terms and conditions thereof.

The Agent acknowledges that the Corporation has granted an identical right of first refusal to Clarion Finanz AG (“Clarion”) to act as underwriter or agent in respect of any subsequent public offering or private placement of equity in Canada or the United States by the Corporation during the Right of First Refusal Term, and agrees if it and Clarion both elect to exercise their right of first refusal during the Right of First Refusal Term in respect of any subsequent public offering or private placement of equity in Canada or the United States by the Corporation, to act as co-agent or co-underwriter on a 50/50 basis with Clarion (or such other proportion as may be agreed by Clarion and the Agent).

15.           Notices - Any notice under this Agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:

to the Corporation:

Searchlight Minerals Corp.
2215 Lucerne Circle
Henderson, NV
89015 USA

Attention: Mr. Ian Matheson Fax: (702) 451-4939

with a copy to:

O’Neill Law Group PLLC
435 Martin Street, Suite 1010
Blaine, WA 98230

Fax: (360) 332-2291

Attention: Mr. Stephen F.X. O’Neill

to the Agent:

Dominick & Dominick Securities Inc.
150 York Street, Suite 1716
Toronto, Ontario
M5H 3S5

Attention: Mr. Robert F. Rose

Fax: (416) 363-3316

with a copy to:

Stikeman, Graham, Keeley & Spiegel LLP
220 Bay Street, Suite 700
Toronto, Ontario
M5J 2W4

Attention: Mr. Robert Spiegel

Fax: (416) 365-1813

or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; and if such notice is telecopied (with receipt confirmed), it shall be effective on the business day following the date such notice is telecopied.

16.           Survival - All representations, warranties, and agreements of the Corporation contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Offered Securities shall survive the purchase of the Offered Securities by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition of the Offered Securities, for a period of one year from the Closing, and the Agent shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in the course of the distribution of the Offered Securities.

17.           Entire Agreement - The provisions herein contained, including, but not limited to, Exhibit A hereto and all representations and warranties incorporated herein by reference, constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

18.           Counterparts - This Agreement may be executed in any number of counterparts and by fax all of which when taken together shall be deemed to be one and the same document and not withstanding its actual date of execution shall be deemed to be dated as of the date first above written.

19.           General - The Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and time shall be of the essence hereof.

20.           Currency - Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

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          If the above is in accordance with your understanding, please sign and return to the Agent a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Corporation and the Agent.

DOMINICK & DOMINICK SECURITIES INC.

Per:	/s/ signed

The above offer is hereby accepted and agreed to as of the date first above written.

SEARCHLIGHT MINERALS CORP.

Per:	/s/ Ian Matheson
Chief Executive Officer